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                                                                EXHIBIT 10.12.2

                          LOAN MODIFICATION AGREEMENT

        This Loan Modification Agreement is entered into as of August 18, 1997, by and between 3Dfx Interactive, Inc. ("Borrower") whose address is 4435 Fortran Drive, San Jose, CA 95134, and Silicon Valley Bank ("Bank") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated August 19, 1996, as may be amended from time to time (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Four Million and 00/100 Dollars ($4,000,000.00) (the "Revolving Facility"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.      DESCRIPTION OF CHANGE IN TERMS

        A.      Modification(s) to Loan Agreement

                1. The defined term "Revolving Maturity Date" is hereby amended to mean November 18, 1997.

                2. Notwithstanding anything to the contrary contained in Section
                   6.11 entitled "Profitability", Bank has agreed with Borrower not to test the Profitability covenant for the quarter ending September 30, 1997.

        B.      Waiver of Default

                1. Bank hereby waives Borrower's existing default under the Loan
                   Agreement by virtue of Borrower's failure to comply with the Profitability covenant as of the quarters ended March 31, 1997 and June 30, 1997. Bank's waiver of this covenant shall apply only to the foregoing period.

                   Bank's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenant as of all other dates and (2) shall not limit or impair the Bank's right to demand strict performance of this covenant as of all other dates and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.





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6.     CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     This Loan Modification Agreement is executed as of the date first written above.


BORROWER:                              BANK:

3Dfx INTERACTIVE, INC.                 SILICON VALLEY BANK


By: /s/ Gary Martin                    By: /s/ Michael J. Rose
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Name: Gary Martin                      Name: Michael J. Rose
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Title: VP Administration & CFO         Title: Vice President
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